                                                Registration No. 333 -
      As filed with the Securities and Exchange Commission on August 24, 2000

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                               LABRANCHE & CO INC.
               (Exact name of registrant as specified its charter)

              DELAWARE                               13-4064735
     (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)

          (Address, including zip code, of principal executive offices)

                               LABRANCHE & CO INC.
                              EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  ------------

                            GEORGE M.L. LABRANCHE, IV
                               LABRANCHE & CO INC.
                               ONE EXCHANGE PLAZA
                          NEW YORK, NEW YORK 10006-3008
                                 (212) 425-1144


            (Name, address and telephone number, including area code,
                              of agent for service)

                                  ------------

  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             JEFFREY M. MARKS, ESQ.
                             WARREN J. NIMETZ, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                            FACSIMILE: (212) 318-3400

                                  ------------

                         CALCULATION OF REGISTRATION FEE

      TITLE OF SECURITIES        AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
       TO BE REGISTERED         REGISTERED (1)      OFFERING PRICE PER       AGGREGATE OFFERING        REGISTRATION FEE
                                                         SHARE (3)                  PRICE
---------------------------   -----------------   ----------------------   ----------------------    ---------------------
COMMON STOCK, $0.01 PAR
  VALUE....................       3,487,500               $26.69(2)             $93,081,375(2)            $24,573.48
COMMON STOCK, $0.01 PAR
  VALUE....................       1,200,000               $14.00(3)             $16,800,000(3)            $ 4,435.20
    TOTAL..................       4,687,500(4)                                                            $29,008.68


(1) PLUS SUCH ADDITIONAL INDETERMINABLE NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE LABRANCHE & CO INC. EQUITY INCENTIVE PLAN, IN THE EVENT OF A STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR CHANGE IN THE COMMON STOCK.
(2) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(h)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES PER SHARE OF THE COMMON STOCK AS REPORTED ON THE NEW YORK STOCK EXCHANGE, INC. ON AUGUST 23, 2000.
(3) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(h) AND BASED ON AN EXERCISE PRICE OF $14.00 PER SHARE WITH RESPECT TO OPTIONS GRANTED TO PURCHASE 1,200,000 SHARES OF COMMON STOCK.
(4)      REPRESENTS THE NUMBER OF SHARES OF COMMON STOCK UNDER THIS
         REGISTRATION STATEMENT THAT MAY BE ISSUED UNDER THE LABRANCHE & CO. INC. EQUITY INCENTIVE PLAN.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Equity Incentive Plan adopted by LaBranche & Co Inc. (the "Company" or the "Registrant") and are not being filed with or included in this Form S-8.




                                       I-1

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following document filed by the Company is incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended.

                  (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000.

                  (iii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

                  (iv) The Company's Current Report on Form 8-K filed on February 8, 2000.

                  (v) The Company's Current Report on Form 8-K filed on March 17, 2000, as amended.

                  (vi) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 001-15251).

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Tenth of the certificate of incorporation of LaBranche & Co Inc. (the "Company"), states that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company, any of its stockholders or any other person or entity for monetary damages for breach of fiduciary duty owed to the Company, its stockholders or such other person or entity owing to such director's position as a director of the Company.

         Article Eleventh of the Company's certificate of incorporation, contains substantially the same provisions for indemnification as those contained in Section 145 of the DGCL.

         The Company has entered into indemnification agreements with its current directors and executive officers. The Company has agreed to insure its directors and officers against losses arising from any claim against them as such for wrongful acts or omission, subject to certain limitations.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         4.1      --       LaBranche & Co Inc. Equity Incentive Plan

         5.1      --       Opinion of Fulbright & Jaworski L.L.P.

         23.1     --       Consent of Arthur Andersen LLP

         23.5     --       Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5.1)

         24.1     --       Power of Attorney (included in signature page)

ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act o and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of August 24, 2000.

                                       LABRANCHE & CO INC.

                                       By: /s/ George M.L. LaBranche, IV
                                           ------------------------------------
                                           George M.L. LaBranche, IV
                                           Chairman and Chief Executive Officer

                             ----------------------


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George M.L. LaBranche, IV and Harvey S. Traison, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



          SIGNATURE                               TITLE                                  DATE
          ---------                               -----                                  ----


/s/ George M.L. LaBranche, IV         Chairman, Chief Executive Officer,             August 24, 2000
------------------------------        and President (Principal Executive
George M.L. LaBranche, IV             Officer)



                                      Executive Vice President, Finance              August  , 2000
------------------------------        and Director
S. Lawrence Prendergast






                                      II-5







/s/ Harvey S. Traison                 Senior Vice President, Chief                   August 24, 2000
------------------------------        Financial Officer and Director
Harvey S. Traison                     (Principal Financial Officer)



                                      Director                                       August  , 2000
------------------------------
Thomas E. Dooley


                                      Director                                       August  , 2000
------------------------------
E. Margie Filter


/s/ James G. Gallagher                Director                                       August 24, 2000
------------------------------
James G. Gallagher


/s/ Alfred O. Hayward, Jr.            Director                                       August 24, 2000
------------------------------
Alfred O. Hayward, Jr.


/s/ Todd Graber                       Controller (Principal Accounting               August 24, 2000
------------------------------        Officer)
Todd Graber

                                INDEX TO EXHIBITS


Exhibit
  No.         Description
 ----         -----------
4.1           LaBranche & Co Inc. Equity Incentive Plan

5.1           Opinion of Fulbright & Jaworski L.L.P.

23.1          Consent of Arthur Andersen LLP

23.5          Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1          Power of Attorney (included in signature page)